EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

     I, Bruce Cleland, the Chief Executive Officer of Campbell & Company, Inc. as general partner of Campbell Strategic Allocation Fund, L.P., certify that (i) the Form 10Q for the quarter ended March 31, 2005 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By: Campbell & Company, Inc., general partner

By:	/s/ Bruce L. Cleland

Bruce L. Cleland
Chief Executive Officer
May 13, 2005

-E 6-